Exhibit 10.23

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of October 17, 2023, and effective as of January 1, 2023 (the “Effective Date”), by and between ARE-SAN FRANCISCO NO. 63, LLC, a Delaware limited liability company (“Landlord”), and VAXCYTE, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of January 21, 2021 (the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 77,734 rentable square feet (the “Premises”), in that certain building located at 825 Industrial Road, San Carlos, California (the “Building”), comprised of (i) approximately 27,776 rentable square feet on the second floor of the Building, commonly known as Suite 200A, and (ii) approximately 49,958 rentable square feet on the third floor of the Building, commonly known as Suite 300. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Prior to the date hereof, Landlord caused the Building to be re-measured and pursuant to such re-measurement, the rentable square footages of the Building and the Project have been modified.

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, revise the rentable square footages of the Building and the Project to reflect the modified rentable square footages resulting from the re-measurement.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Defined Terms. Commencing on the Effective Date, the defined terms “Premises,” “Rentable Area of Premises,” “Rentable Area of Building,” “Rentable Area of Project,” “Tenant’s Share of Operating Expenses of Building,” and “Building’s Share of Project,” which are defined in the Original Lease, shall be deleted in their entirety and replaced with the following:

“Premises: A portion of the Building containing approximately 77,498 rentable square feet, consisting of (i) a portion of the 2nd floor of the Building, commonly known as Suite 200A, containing 27,691 rentable square feet, and (ii) the entire 3rd floor of the Building, commonly known as Suite 300, containing approximately 49,807 rentable square feet, as determined by Landlord, as shown on Exhibit A.”

“Rentable Area of Premises: 77,498 sq. ft.”

“Rentable Area of Building: 274,626 sq. ft.”

“Rentable Area of Project: 522,729 sq. ft.”

“Tenant’s Share of Operating Expenses of Building: 28.22%”

“Building’s Share of Project: 52.54% sq. ft.”

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Landlord and Tenant agree that the rentable square footages of the Premises, the Building and the Project are as stated in this First Amendment for all purposes under the Lease, and none of the Premises, the Building nor the Project shall be subject to further re-measurement except for physical changes to the physical size of the Premises, the Building or the Project, as applicable.

2.
California Accessibility Disclosure. The provisions of Section 41(p) of the Lease are hereby incorporated herein.
3.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord hereby agrees to indemnify and hold Tenant harmless and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.
4.
OFAC. Tenant is currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
5.
Miscellaneous.
a.
This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.
c.
Tenant acknowledges that Landlord’s business operations are proprietary to Landlord. Absent prior written consent from Landlord, Tenant shall hold confidential and will not disclose to third parties, and shall require Tenant Parties to hold confidential and not disclose to third parties, information concerning Landlord’s business operations, including but not limited to information regarding the systems, controls, equipment, programming, vendors, tenants, and specialized amenities of Landlord.
d.
This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

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e.
Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail.

[Signatures are on the next page]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

VAXCYTE, INC.,

a Delaware corporation

By: /s/ Grant Pickering

Its: CEO

☒ I hereby certify that the signature, name, and title
above are my signature, name and title.

LANDLORD:

ARE-SAN FRANCISCO NO. 63, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership,

managing member

By: ARE-QRS CORP.,

a Maryland corporation,

general partner

By: /s/ Kristen Childs

Its: Vice President – Real Estate

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